UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 20, 2004

UnitedGlobalCom, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-496-58 (Commission File Number)	84-1602895 (IRS Employer Identification #)
4643 South Ulster Street, Suite 1300, Denver, CO 80237 (Address of Principal Executive Office)

(303) 770-4001

(Registrant's telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.

On February 20, 2004, UnitedGlobalCom, Inc. (the "Company") issued a press release announcing the final results of its previously announced rights offering, which expired in accordance with its terms at 5:00 p.m., New York City time, on February 12, 2004. As of 5:00 p.m., New York City time, on February 18, 2004, which was the expiration of the period for satisfaction of the requirements of the guaranteed delivery procedures for the Class A rights offering, rightsholders have subscribed in the rights offering for all of the approximately 83.0 million shares of the Company's Class A common stock, all of the approximately 2.3 million shares of the Company's Class B common stock and all of the approximately 84.9 million shares of the Company's Class C common stock offered in the rights offering for gross proceeds of approximately $1.0 billion.

Rightsholders subscribed for approximately 82.0 million shares of the Company's Class A common stock pursuant to the basic subscription privilege. Accordingly, less than one million shares of the Company's Class A common stock will be allocated pursuant to the oversubscription privilege. A copy of the press release of the Company is attached as Exhibit 99.1 hereto and is incorporated herein in its entirety by reference.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
99.1	Press release of the Company, dated February 20, 2004, announcing final results of the rights offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEDGLOBALCOM, INC.

By: /s/ Ellen P. Spangler

Ellen P. Spangler

Senior Vice President

Date: February 20, 2004

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of the Company, dated February 20, 2004, announcing final results of the rights offering.

Exhibit 99.1

For Immediate Release

UnitedGlobalCom Announces Increase in Previously Disclosed Subscription Figures for Rights Offering

Denver, Colorado -- February 20, 2004: UnitedGlobalCom, Inc. ("UGC" or the "Company") (Nasdaq: UCOMA), announced today an increase in the preliminary reported subscription figures for Class A shares in the rights offering which expired on February 12, 2003. The rights offering was substantially over-subscribed and resulted in gross proceeds to the Company of $1.02 billion.

As previously reported on February 13, 2004, the subscription agent for the Class A rights offering had informed UGC of the preliminary results whereby Class A rights holders had subscribed for approximately 63.7 million shares of UGC Class A common stock pursuant to the basic subscription privilege and approximately 66.8 million shares of UGC Class A common stock pursuant to the oversubscription privilege. These figures excluded shares subscribed pursuant to guaranteed delivery procedures.

Yesterday, the subscription agent for the Class A rights offering informed UGC that, as of 5:00 p.m., New York City time, on February 18, 2004, which was the expiration of the period for satisfaction of the requirements of the guaranteed delivery procedures for the Class A rights offering, Class A rights holders have subscribed for approximately 82.0 million shares of UGC Class A common stock pursuant to the basic subscription privilege and approximately 84.5 million shares of UGC Class A common stock pursuant to the oversubscription privilege. Approximately 83.0 million shares of UGC Class A common stock were offered in the rights offering. Less than one million shares of UGC Class A common stock were not subscribed for pursuant to the basic subscription privilege. Those shares will be available to satisfy oversubscription requests in accordance with the proration procedures described in the prospectus for the rights offering. The subscription agent has informed UGC that shares of UGC Class A common stock to be issued in the rights offering are expected to be released on Monday, February 23, 2004, and the excess funds related to the oversubscription privilege should be remitted on the same day as well as described in the prospectus.

About UnitedGlobalCom:

UGC is the largest international broadband communications provider of video, voice, and Internet services with operations in numerous countries. Based on the Company's operating statistics at September 30, 2003, UGC's networks reached approximately 12.6 million homes passed and 9 million RGUs, including approximately 7.4 million video subscribers, 717,900 voice subscribers, and 868,000 high speed Internet access subscribers.

Forward Looking Statements: Except for historical information contained herein, this news release contains forward looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties include continued use by subscribers and potential subscribers of the Company's services, changes in the technology and competition, our ability to achieve expected operational efficiencies and economies of scale, our ability to generate expected revenue and achieve assumed margins, as well as other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in UGC's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

For further information contact:

Investor Relations

Richard S. L. Abbott -- VP, Finance

Phone: (303) 220-6682

Email: rabbott@unitedglobal.com

Please visit our website at www.unitedglobal.com for further information about the Company.